Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Legg Mason Partners Variable Income Trust of our report dated February 21, 2020, relating to the financial statements and financial highlights, which appears in Western Asset Core Plus VIT Portfolio’s Annual Report on Form N-CSR for the year ended December 31, 2019. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm”, "Financial Statements" and "Financial highlights" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland

April 14, 2020

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Legg Mason Partners Variable Income Trust of our report dated February 21, 2020, relating to the financial statements and financial highlights, which appears in Western Asset Variable Global High Yield Bond Portfolio’s Annual Report on Form N-CSR for the year ended December 31, 2019. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm”, "Financial Statements" and "Financial highlights" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland

April 14, 2020